EXHIBIT 99.3

                                                  Letter from CSW to
                                                  El Paso dated 5/23/95
    Central and South West Corporation
       1616 Woodall Rodgers Freeway
P.O. Box 660164 - Dallas, Texas 75266-0164
               214-777-1096

            FERD. C. MEYER, JR.
               Senior Vice
                President
                   and
             General Counsel
                                                  May 23, l995



Mr. David H. Wiggs, Jr.
Chairman & Chief Executive Officer
El Paso Electric Company
303 North Oregon
El Paso, Texas  79960

Dear Mr. Wiggs:

      This letter acknowledges the receipt by Central and South West Corporation (CSW) of El Paso Electric Company's
(EPE) formal written request to extend the Termination Date under the Merger Agreement to December 8, l995. CSW will notify you promptly after its Board of Directors has made a decision concerning your request at its next meeting which will be held on or after the Termination Date.

                                   Yours truly,


                                   Ferd. C. Meyer, Jr.









FCM/ml

cc:  Allen P. Miller, P.C.
     Eduardo Rodriguez, Esq.







 Central Power and Light Company - Public Service Company of
       Oklahoma - Southwestern Electric Power Company
 West Texas Utilities Company - Transok, Inc. - Central and
                  South West Services, Inc.